Exhibit 10. 31

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made and entered into as of February 22, 2013 by and between 7th Street Property General Partnership, a California general partnership (“Landlord”) and XOMA Corporation, a Delaware corporation (“Tenant”).

RECITALS

A.     Landlord and Tenant are parties to that certain Office Lease agreement dated as of February 13, 2013 (the “Lease”), pursuant to which Landlord leases to Tenant certain premises containing 43,759 square feet of rentable area (the “Premises”), located at 2910 Seventh Street, Berkeley, California.

B.     The Lease contains a scrivener’s error relating to the Lease Term and Expiration Date, and the parties now desire to amend the Lease to correct such error, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.      Term. Section 1.1(5) of the Lease is hereby revised to read as follows:

“(5)   LEASE TERM: Eight (8) years, subject to the Renewal Options set forth in Section 2.5.”

2.      Expiration Date. Section 1.1 (7) of the Lease is hereby revised to read as follows:

“(7)  EXPIRATION DATE: May 31, 2021”

3.      Monthly Base Rent. The schedule of Monthly Base Rent set forth in Section 1.1 (8) of the Lease is hereby revised as follows:

PERIOD FROM/TO	MONTHLY BASE RENT
June 1, 2013 - May 31, 2014	$62,137.78
June 1, 2014 - May 31, 2015	$64,001.91
June 1, 2015 - May 31, 2016	$65,921.97
June 1, 2016 - May 31, 2017	$67,899.63
June 1, 2017 - May 31, 2018	$69,936.62
June 1, 2018 - May 31, 2019	$72,034.72
June 1, 2019 - May 31, 2020	$74,195.76
June 1, 2020 - May 31, 2021	$76,421.63

 4.        Miscellaneous.

(a)    This First Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b)   Except as expressly modified or amended herein, the provisions, conditions and terms of the Lease are hereby ratified by the parties and shall remain unchanged and in full force and effect.

(c)    In the ease of any inconsistency between the provisions of the Lease and this First Amendment, the provisions of this First Amendment shall govern and control.

(d)   Capitalized terms used in this First Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this First Amendment.

(e)    Each signatory of this First Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(f)     This First Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This First Amendment may be executed in so-called “PDF” format and each party has the right to rely upon a pdf counterpart of this First Amendment signed by the other party to the same extent as if such party had received an original counterpart.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the First Amendment Effective Date.

TENANT:	LANDLORD:
XOMA CORPORATION,	7th Street Property General Partnership,
a Delaware corporation	a California general partnership

By:	By:
Print Name:	FRED KURLAND	Richard K. Robbins
Its:	Vice President, Finance and Chief Financial Officer	Its Managing Partner